UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): September 7, 2004


                 ORION DIVERSIFIED TECHNOLOGIES, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

       New Jersey                    0-4006               22-1637978
----------------------------      -----------      ----------------------
(State or Other Jurisdiction      (Commission         (I.R.S. Employer
     of Incorporation) 	 	  File Number)     Identification Number)

      630 Shore Road, Suite 505
            Long Beach, NY                                 11561
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(Address of principal executive offices) 	 	(Zip Code)

                              (516) 431-1942
           ----------------------------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                         TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.(m)

EXHIBIT 99.1

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Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2004, Orion Diversified Technologies, Inc., a New Jersey corporation (the "Registrant"), and the holders of all of the outstanding capital stock (the "Holders") of Ovale S.A., a Swiss corporation ("Ovale"), entered into a Share Exchange Agreement that amended, restated and replaced their prior agreements (the "New Agreement"). Pursuant to the New Agreement, the Holders agreed to tender to the Registrant all of the 100 issued and outstanding shares of Class A common stock, 1,000 CHF (i.e., Swiss Francs) par value, and all 150 issued and outstanding shares of Class B common stock, 5,000 CHF par value, of Ovale in exchange for an aggregate of 10,608,100 shares of common stock of the Registrant.

In addition, certain Class A Shareholders of Ovale who borrowed CHF 50,000 from the Registrant in June, 2003 (the "June Borrowers") and Vladimir Fabert, Ovale's President and principal stockholder ("Fabert") who arranged for a loan to be made to Ovale for a maximum of 700,000 Euros (the "Fabert-Ovale Loan") agreed that at the closing: (i) Fabert shall accept 1.667 shares of the Registrant's common stock for each Euro lent to Ovale by the Registrant as payment of the Fabert-Ovale Loan; and
(ii) the June Borrowers shall accept CHF50,000 as additional payment for their Class A Ovale shares in full satisfaction of their loan. The foregoing is hereinafter referred to as the (the "Share Exchange").

As a result, and at the closing of the Share Exchange, Ovale will become a wholly owed subsidiary of the Registrant, and the Holders will collectively own approximately 75% of the total number of shares of the Registrant's common stock expected to be issued and outstanding as of that date. The transaction with the Holders is being accounted for as a reverse acquisition. The Agreement, which contains the customary representations and warranties, requires Ovale to furnish the Registrant with audited financial statements.

Following the closing of the Share Exchange with Ovale, of which there can be no assurance: (i) Messrs. Vladimir Fabert and Gilles Neveau will be elected as the Registrant's principal executive officers and as members of the Registrant's Board of Directors; (ii) the Registrant will elect a Chief Financial Officer; (iii) Irwin Pearl will remain as a member of the Registrant's Board of Directors; and (iv) the Registrant will become principally engaged in the design and distribution of high quality infant clothing, gifts and accessories.

              Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any security holder of Orion Diversified Technologies, Inc., or Ovale S.A. Orion Diversified Technologies, Inc., plans to file an Information Statement on Form 14C concerning its proposed Share exchange with Ovale. We urge investors and security holders to read the Information Statement and any other relevant documents to be filed with the SEC, because they will contain important information. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Orion Diversified Technologies, Inc. will be available free of charge from Orion Diversified Technologies, Inc., Investor Relations, 630 Shore Road, Suite 505, Long Beach, New York 11561. (516) 431-1942.

              Interest of Certain Persons in the Merger.

The directors and executive officers of Orion Diversified Technologies, Inc. have interests in the merger, some of which may differ from, or may be in addition to, those of the respective stockholders of Orion Diversified Technologies, Inc. generally. Those interests will be described in greater detail in the Information Statement with respect to the Share Exchange, which may include potential membership on Orion Diversified Technologies, Inc's. Board of Directors, option and stock holdings and indemnification. Information about the directors and executive officers of Orion Diversified Technologies, Inc. and their ownership of Orion Diversified Technologies, Inc. stock will be set forth in the Information Statement. Investors may obtain additional information regarding the interests of the participants by reading the proxy Information Statement when it becomes available.


Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

      10(m)    Share Exchange Agreement dated September 15, 2004

      99.1     Joint Press Release issued by Orion Diversified
               Technologies, Inc. and Ovale S.A. dated September 15, 2004.

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                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2004

                                     Orion Diversified Technologies, Inc.

                                     By:    /s/ Irwin Pearl
                                        -------------------------------
                                     Name:  Irwin Pearl
                                     Title: President

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EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

     10(m)     Share Exchange Agreement dated September 15, 2004

     99.1      Joint Press Release issued by Orion Diversified
               Technologies, Inc. and Ovale S.A. dated September 15, 2004.

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